PATRIOT TRANSPORTATION HOLDING, INC.
             1801 Art Museum Drive, Jacksonville, Florida 32207
                        ---------------------------

                             NOTICE OF
                    ANNUAL MEETING OF SHAREHOLDERS


To The Shareholders:

	The Annual Meeting of Shareholders of Patriot Transportation Holding, Inc. will be held at 2 o'clock in the afternoon, local time, on Wednesday, February 6, 2002 at 155 East 21st Street,
Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

	(1)	To elect three directors to serve for a term of four
            years; and

	(2)	To transact such other business as may properly come
            before the meeting or any adjournments thereof.

	Shareholders of record at the close of business on December 10, 2001 are entitled to vote at the annual meeting or any adjournment or adjournments thereof.


                    BY ORDER OF THE BOARD OF DIRECTORS



December 28, 2001                   	/s/ Ray M. Van Landingham
                                          ------------------------------
                                          Assistant Secretary

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE THE
ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                 PATRIOT TRANSPORTATION HOLDING, INC.
           1801 Art Museum Drive, Jacksonville, Florida 32207

                           PROXY STATEMENT
                  ANNUAL MEETING - FEBRUARY 6, 2002

	The attached proxy is solicited by the Board of Directors of Patriot Transportation Holding, Inc. (the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 6, 2002 at 2 o'clock in the afternoon, local time, and any adjournments thereof, at 155 East 21st Street, Jacksonville, Florida 32206. The proxy is revocable by written notice to the Secretary of the Company at any time before its exercise.

	Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the shareholders' directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

	This proxy statement and the accompanying proxy are being distributed to shareholders on or about December 28, 2001.

                        VOTING PROCEDURES

	The holders of record of common stock at the close of business on December 10, 2001, may vote at the meeting. On such date there were outstanding 3,140,066 shares of common stock of the Company. Under the Company's Articles of Incorporation and Bylaws each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting.

	Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast and other matters are approved if affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes is required by the FBCA or the Company's Articles of Incorporation. Abstentions and broker non-votes will have no effect on the vote for election of directors and most routine matters. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

1.   ELECTION OF DIRECTORS

	Under the Company's Articles of Incorporation, the Board of Directors is divided into four classes. One class of directors is elected at each annual meeting of shareholders for a four-year term of office or until their successors are elected and qualified. Three below-named directors are nominated to be elected by the shareholders to hold office until the 2006 annual meeting. The enclosed proxy will be voted for the election of the persons named as directors of the Company unless otherwise indicated by the voting shareholder. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

	The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after the 2002 annual meeting. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by
Directors and Officers" for information concerning stock ownership of the nominees and directors.

            Class IV - Nominees for Terms Expiring in 2006


Name and Principal 			Director
Occupation				Age	Since		Other Directorships
------------------            ---   --------    -------------------
Edward L. Baker			66	1988		Florida Rock
 Chairman of the Board of				Industries, Inc.
 the Company and of Florida
 Rock Industries, Inc.

Thompson S. Baker II		43	1994		Florida Rock
 Vice President of Florida				Industries, Inc.
 Rock Industries, Inc.

Martin E. Stein, Jr.		49	1992		Regency Centers
 Chairman and Chief					Corporation
 Executive Officer of					Stein Mart, Inc.
 Regency Centers Corporation				The Regency Group, Inc.
 (a commercial real estate
 services firm)


Directors Continuing in Office After the 2002 Annual Meeting

                     Class I - Terms Expiring in 2003


Name and Principal 		Age	Director
Occupation					Since		Other Directorships
-------------------           ---   ---------   -------------------
Francis X. Knott			56	1989		Florida Rock
 Chairman of Partners					Industries, Inc.
 Management Co., LLC and
 Partners Realty Trust, Inc.
 (a real estate management
 enterprise)



Name and Principal 		Age	Director
Occupation					Since		Other Directorships
------------------            ---   --------    -------------------
James H. Winston			68	1992		Stein Mart, Inc.
 President of LPMC of Jax,				Winston Hotels, Inc.
 Inc. (an investment real
 estate firm); President of
 Omega Insurance Company

Robert H. Paul III		67	1992
 Chairman of the Board,
 President and
 Chief Executive Officer of
 Southeast-Atlantic Beverage
 Corporation (a manufacturer
 of soft drink products)


                       Class II - Terms Expiring in 2004


Name and Principal 		Age	Director
Occupation					Since		Other Directorships
------------------            ---   --------    -------------------
John D. Baker II 			53	1988		Florida Rock Industries, Inc.
 President and Chief					Hughes Supply, Inc.
 Executive Officer of					Wachovia Corporation
 Florida Rock Industries,
 Inc.

Luke E. Fichthorn III 		60	1989		Florida Rock Industries, Inc.
 Partner in Twain Associates 				Bairnco Corporation
 (a private investment
 banking firm); Chairman
 of the Board and Chief
 Executive Officer
 of Bairnco Corporation
 (manufacturer)

						4

                      Class III - Terms Expiring in 2005


Name and Principal 		Age	Director
Occupation					Since		Other Directorships
------------------            ---   --------    -------------------
John E. Anderson 			56	1989
 President and Chief
Executive
 Officer of the Company

David H. deVilliers, Jr. 	50	1993
 Vice President of the
 Company


	All of the directors have been employed in their respective positions for the past five years.

	Edward L. Baker and John D. Baker II are brothers. Thompson
S. Baker II is the son of Edward L. Baker.

	Please see "Compensation Committee Interlocks and Insider
Participation" and "Certain Relationships and Related
Transactions" for a discussion of other transactions including the relationships between the Company and Florida Rock
Industries, Inc.

         OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

	Meetings. During the fiscal year ended September 30, 2001, the Company's Board of Directors held five meetings. Directors who are not employees of the Company are paid fees of $10,000 annually and $1,000 per directors' meeting attended and granted the award of options for 1,000 shares for each regular board meeting attended. These options have a term of ten years, have an exercise price equal to the fair market value on the date of grant and are immediately exercisable. Members of the Company's Audit and Compensation Committees receive $300 and the Chairman of each Committee receives $500 for each Committee meeting attended. Please see the information under the caption
"Executive Compensation" for information about the compensation of directors that are also Company employees.

	Executive Committee. The Executive Committee is comprised of Messrs. Edward L. Baker, John D. Baker II and John E.
Anderson.  To the extent permitted by law, the Executive
Committee exercises the powers of the Board between the meetings of the Board of Directors. During fiscal 2001 the Executive
Committee held no formal meetings, but acted on various resolutions by unanimous written consents.

	Audit Committee. Messrs. Fichthorn, Knott, and Winston serve on the Audit Committee. The Audit Committee recommends the appointment of independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit, meets with the independent accountants and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors. The Committee also reviews the scope and results of internal audits. The Audit Committee adopted a written charter during fiscal 2000 that was attached as an appendix to the proxy statement for last year's annual meeting of the shareholders. Pursuant to the Audit Committee Charter, the Board of Directors has determined that each of the members of the Audit Committee is able to read and understand financial statements, and that Mr. Fichthorn, who is chairman, has financial sophistication derived from his experience and background. In reaching such determinations, the Board of Directors considered the financial, business and occupational experience, as well as the past services as a director of each Audit Committee member. During fiscal 2001, the Audit Committee held two meetings.

	Compensation Committee. The Compensation Committee consists of Messrs. Fichthorn, Paul and Stein. The Committee determines the compensation for the Chief Executive Officer and reviews and approves compensation for other executive officers and certain other members of management. In addition, the Committee administers the Company's Stock Option Plans, subject to control of the Board of Directors, and the Management Incentive Compensation program. During fiscal 2001 the Compensation Committee held one meeting.

	The full Board of Directors acts as the Nomination
Committee.

	During the last fiscal year, each of the directors attended 75% or more of all meetings of the Board and its Committees on which the director served, except for Messrs. Paul Stein, Jr. and Winston, who each attended 60% of the meetings.

                       AUDIT COMMITTEE REPORT

	With respect to the Company's fiscal year ended September
30, 2001, the Audit Committee of the Board of Directors (a) has reviewed and confirmed the Audit Committee Charter, a copy of which was published in last year's proxy statement for the 2001 annual meeting of the shareholders; (b) has reviewed and discussed the Company's audited financial statements for fiscal 2001 with management; (c) has discussed with Deloitte & Touche LLP any matters required of auditors to be discussed with the Audit Committee by SAS 61 (relating to additional information from the auditor regarding the scope and results of the audit); (d) has received written disclosures and a letter from Deloitte & Touche LLP required by ISB Standard No. 1 and has discussed with representatives of Deloitte & Touche LLP their independence; and (e) has recommended to the Board of Directors that the Company's fiscal 2001 audited financial statements be included in the Company's annual report on Form 10-
K.

Submitted by:			Luke E. Fichthorn, III, Chairman
                              Frances X. Knott
                              James H. Winston

                              Members of the Audit Committee

                        EXECUTIVE COMPENSATION

	Edward L. Baker receives his primary compensation from Florida Rock Industries, Inc. which provides administrative and other services to the Company under an agreement.

Summary Compensation Table

	The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and five other most highly compensated executives who served in such capacities during fiscal 2001.


                                                    Long Term Compensation
                                                    ----------------------
                   Annual Compensation(1)  Awards      Payouts (2)

                   ----------------------  ------      -----------
                                        Securities
                                         Under-   1998  1999   2000   All Other
  Name and               Salary   Bonus   Lying    to    to    to
Compensation
Principal Position Year  ($)(3)   ($)(3) Options  2000  2001   2002    ($)(4)
-------------------------------------------------------------------------------
-
John E. Anderson   2001  314,250   -0-     -0-   N/A     N/A     N/A     5,245
  President        2000  309,000   74,880  -0-   87,110  58,000 30,000   4,800
                   1999  297,500   60,000  -0-     -0-    -0-     -0-    4,800

David H.           2001  237,500  240,000  -0-   N/A     N/A     N/A     4,525
deVilliers, Jr.    2000  222,500  138,000  -0-   97,800  72,000 40,000   4,800
  Vice President   1999  195,000   80,000  -0-    -0-     -0-     -0-    4,978

Ish Copley         2001  142,389   -0-     -0-   N/A     N/A     N/A     4,948
  President of     2000  137,897   25,066  -0-    4,084   -0-     -0-    4,800
  SunBelt          1999  135,356   25,334  -0-    -0-     -0-     -0-    4,240
  Transport, Inc.

John R. Mabbett,   2001  167,275   63,038   -0-   N/A     N/A     N/A    4,800
 III, President    2000  163,600     -0-    -0-   -0-     -0-     -0-    4,800
 of Florida Rock   1999  159,140     -0-    -0-   -0-     -0-     -0-    4,900
 & Tank Lines, Inc.

Ray Van            2001  116,241   14,000   N/A   N/A     N/A     N/A    4,314
 Landingham(5)
 Vice President
 Finance and
 Administration
 and Chief
 Financial
 Officer

James B.           2001  141,346   -0-      -0-   N/A     N/A     N/A    26,740
 Shepherd (6)      2000  198,846   -0-      -0-   N/A     N/A     N/A      -0-
  Former Vice      1999   94,850   -0-      -0-   N/A     N/A     N/A      -0-
  President
  and Secretary


	(1)	Columns relating to "other annual compensation," and
            "restricted stock awards" have been omitted because no compensation required to be reported in such columns was awarded to, earned by, or paid to the named executives during the periods covered by such columns. Non-cash perquisites are not disclosed in this table because the aggregate value does not exceed the lesser of $50,000 or 10% of total annual salary and bonus of each individual.

	(2) The amounts in these columns represent payments under the Company's performance unit plan which allowed participants to earn cash bonuses if three year performance goals were met. This long-term bonus plan was terminated effective at the end of fiscal 2000, and all amounts accrued under the plan were paid as a bonus to participants. Payments shown for plan years 1999 to 2001 and plan years 2000 to 2002 represent pro-rata amounts earned under each plan.

	(3)	The amounts in this column include (a) salary and bonus
            deferred at the executive's election under the Company's Profit Sharing and Deferred Earnings Plan and (b) bonuses which are accrued in the year earned and paid in the following year.

	(4)	Amounts shown in this column represent the Company's
            contribution on behalf of the named executive officer to the
		Company's Profit Sharing and Deferred Earnings Plan. In
            addition, the amount shown for Mr. Shepherd includes severance payments of $23,077 paid or earned at September 30, 2001.

	(5) 	Mr. Van Landingham joined the Company in November 2000
            and became Chief Financial Officer on January 1, 2001.

	(6)	Mr. Shepherd, who was the initial president, serving as
            such through March of 2001, of the Company's third-party agent/ owner-operator transportation subsidiary, Patriot Transportation
		Inc., left the Company with announcement of the closure of that subsidiary in August 2001.

Option Grants In Last Fiscal Year

	No stock options were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2001.

Option Exercises and Fiscal Year-End Values

	The following table shows information with respect to stock options exercised during the fiscal year ended September 30, 2001 and the number and value of unexercised options held by each executive officer named in the Summary Compensation Table who holds options.


                                 Number of Unexercised  Value of Unexercised In-
                                        Options at        The-Money Options
                                    September 30, 2001  at September 30, 2001(1)
                                 ---------------------- -----------------------

                Shares                             Unexer-             Unexer-
              Acquired on   Value      Exercisable cisable Exercisable cisable
Name           Exercise(1) Realized($)   #         #     	$          $
-----         -----------  ----------  -----------  ------ ----------- --------
-
John E.
 Anderson        --           --        25,000       --         --        --

David H.
 DeVilliers, Jr. --           --        15,000       --         --        --

Ish Copley       --           --        25,000       --         --        --

John R.
 Mabbett IIII    --           --        15,000       --         --        --



	(1)	The closing price of the Company's common stock as reported
            on The NASDAQ Stock Market on September 28, 2001 was $17.03, which was less than the exercise price for each option held by the named executive officers. Accordingly, all of the options held by the named executive officers were "out of the money" as of the end of the 2001 fiscal year.

Pension Plan

	The Company has a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers, and certain key employees. Benefit levels have been established on the basis of base compensation. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter the benefit level until his death. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first.

     The annual retirement benefit levels in effect at September 30, 2001 were:

           John E. Anderson               $157,500
           David H. deVilliers, Jr.       $120,000
	     John R. Mabbett III            $ 84,050

	Other executives named in the Summary Compensation Table are not eligible to participate in the MSP Plan.

                     Compensation Committee Report

	The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Chief Executive Officer and reviews and approves compensation of other officers and members of management reaching a salary level established by the Board. In addition, the Committee administers the Company's stock option plans, subject to control of the Board, and the Management Incentive Compensation program. The full Board must approve the recommendations of the Committee.

	The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

	Base salary levels for executives are established taking into consideration business conditions, the Company's performance and industry compensation levels. For fiscal 201, the Chief Executive Officer's salary was increased to $314,250 based on these factors, with no particular weighting, and his performance in leading the Company and its businesses.

	Both of the Company's operating groups, transportation and real estate, have Management Incentive Compensation ("MIC") plans which provide an opportunity for additional compensation to officers and key employees. The purpose of the plans is to provide a direct financial incentive in the form of an annual cash bonus to participants to achieve their business unit's and the Company's goals and objectives. Awards to individuals are based on their achieving annual predetermined objectives and the importance and degree of difficulty in achieving those objectives. Mr. Anderson participates in a similar MIC Plan whose calculation, purpose and annual cash award eligibility for performance against predetermined objectives are linked to those utilized by the Company's transportation and real estate groups. His maximum individual award may not exceed 100% of base salary. Mr.
Anderson did not receive a cash bonus under the MIC Plan for fiscal 2001.

	Certain of the named executive officers have been granted options in the past. Under the stock option program, the vesting periods associated with stock options encourage option recipients to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chief Executive

Officer, the Committee takes into account the individual's relative base salary, scope of responsibility and ability to affect both short and long term profits and add value to the Company.

         Submitted by:			Robert H. Paul III, Chairman
		                        Luke E. Fichthorn, III
                                    Martin E. Stein, Jr.

                                    Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

	Five directors of the Company, Edward L. Baker, John D.
Baker II, Thompson S. Baker II, Luke E. Fichthorn III and Francis
X. Knott, are also directors of Florida Rock Industries, Inc. ("FRI"). Mr. Fichthorn serves on the Company's Compensation Committee. The five directors own approximately 45.9% of stock of the Company and 28.5% of the stock of FRI. Accordingly, Edward L. Baker, John
D. Baker II and Thompson S. Baker II, who own approximately 44% of the stock of the Company and 28% of the stock of FRI, may be considered to be control persons of both the Company and FRI.

	Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 2001 for which he received
$30,000.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	The Company and FRI routinely are engaged in business together through the hauling by the Company of construction aggregates and other products for FRI and the leasing to FRI of construction aggregates mining and other properties. The Company has numerous aggregates hauling competitors at all terminal and mine sites and the rates charged are, accordingly, established by competitive conditions. Approximately 8.8% of the Company's revenue was attributed to FRI during fiscal year 2001. In addition, under an agreement, FRI provides certain management and related services, including tax, legal, administrative services to the Company and its subsidiaries. FRI charged the Company $527,000 for such services in 2001.

	In November 2000, after approval by committees of independent directors of each of the Company and FRI and receipt of independent appraisals, the Company sold to FRI real properties near Rome, Georgia and Springfield, Virginia for $2,607,000.

	In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Shareholder Return Performance

	The following graph compares the performance of the Company's common stock to that of the Total Return Index for The NASDAQ Stock Market-US Index and The NASDAQ Trucking and Transportation Stock Index for the period commencing September 30, 1996 and ending on September 30, 2001. The graph assumes that $100 was invested on September 30, 1996 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends.


Index as of September 30

                                 [GRAPH]


                1996       1997     1998     1999     2000    2001
                ----       ----     ----     ----     ----    ----
PATRIOT          100        166      108      116       77     83
NASDAQ-US        100        137      139      228      302    124
NASDAQ-T&T       100        141      105      120      104     98


	Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and Shareholder Return Performance shall not be incorporated by reference into any such filings.

           COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company's common stock on October 31, 2001.


Title of Class    Name and Address     Amount and Nature of     Percentage
                Of Beneficial Owner    Beneficial Ownership      of Class
--------------  -------------------    --------------------     -----------
Common          Baker Holdings, LP          1,061,521              33.8%
                Edward L. Baker               120,108 (1)           3.8%
                John D. Baker II              209,553 (1)           6.7%
                P. O. Box 4667              ---------              ----
                Jacksonville, FL  32202     1,391,182              44.3%

Common          Royce & Associates, Inc.      293,400 (2)           9.3%
                1414 Avenue of the Americas
                New York, NY  10019

Common          Eastabrook Capital Management 239,718 (3)           7.6%
                430 Park Avenue
                Suite 1810
                New York, NY  10022

Common          Wellington Management Company 330,400 (4)          10.5%
                75 State Street
                Boston, MA  02104


	(1)	Baker Holdings, LP is a limited partnership in which
Edward L. Baker and John D. Baker II are the sole shareholders of its general partner and as such have shared voting power and dispositive power over the shares owned by the partnership.
Through pass through entities, each of Edward L. Baker and John D. Baker II has a pecuniary interest in 353,840 shares.
Ownership is reported as of October 31, 2001.  See "Common
Stock Ownership by Directors and Officers" including the notes thereunder for an aggregation and identification of other shares beneficially owned by Edward L. Baker and John
D. Baker II.

	(2)	Royce & Associates, Inc. ("Royce"), and Charles M.
Royce reported as of February 5, 2001 that they are members of a group pursuant to Securities and Exchange Commission Rule 13d-(1)(b)(ii)(H). Mr. Royce, who may be deemed to be a controlling person of Royce, does not own any shares outside of Royce and disclaims beneficial ownership of the shares held by Royce. Royce has sole voting and investment power as to the shares shown.

	(3)	Eastabrook Capital Management is an investment advisor
and reports, as of October 23, 2000, shared voting power and sole investment power as to 239,718 shares.

	(4)	Wellington Management Company is an investment advisor
and reports, as of February 14, 2001, shared voting power as to 131,000 shares and shared dispositive power as to 330,400 shares.

              COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

 	The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of October 31, 2001 and also includes shares held under options which are exercisable within 60 days of October 31, 2001.


         Name of        Amount and Nature of
     Beneficial Owner   Beneficial Ownership (1)  Percentage of Class
     ----------------   ------------------------  -------------------
     John E. Anderson           45,806                   1.45%
     Edward L. Baker           827,789 (2)              26.32%
     John D. Baker II          563,393 (2)(3)(4)        17.91%
     Thompson S. Baker II       24,363                   *
     Ish Copley                 25,100                   *
     David H. deVilliers, Jr.   18,479                   *
     Luke E. Fichthorn III      23,043 (5)               *
     Francis X. Knott            8,120 (6)               *
     John B. Mabbett III        15,000                   *
     Robert H. Paul III          9,800                   *
     James Shepherd                400                   *
     Martin E. Stein, Jr.       45,300 (7)               1.44%
     Ray M. Van Landingham          --                     --
     James H. Winston           10,000                   *
     All Directors and
       Officers as a group
       (13 people)           1,616,593                  49.68%


* Less than 1%

(1) 	The preceding table includes the following shares held
      under the Company's Tax Reduction Act Employee Stock Ownership Plan ("TRAESOP") as to which the named person has sole voting power, and shares held under options which are exercisable within 60 days of October 31, 2001.

                                Shares Under
                                 TRAESOP          Shares Under Option
                                ------------      -------------------
     John E. Anderson              -0-                 25,000
     Edward L. Baker               2,542                5,000
     John D. Baker II              1,549                5,000
     Thompson S. Baker II              7                5,000
     Ish Copley                    -0-                 25,000
     David H. de Villiers, Jr.     -0-                 15,000
     Luke E. Fichthorn III         -0-                  5,000
     Francis X. Knott              -0-                  4,000
     John B. Mabbett III           -0-                 15,000
     Robert H. Paul III            -0-                  4,000
     James Shepherd                -0-                   -0-
     Martin E. Stein, Jr.          -0-                  3,000
     Ray M. Van Landingham         -0-                   -0-
     James H. Winston              -0-                  3,000
     All directors and
      officers as a
      Group (13 people)            4,091              114,000


(2)	Includes out of the 1,061,521 shares owned by Baker
      Holdings, LP, as to which Edward L. Baker and John D. Baker II have shared voting and investment power, for Edward L. Baker, 353,840 in which he have a beneficial interest and 353,841 shares in which another person has a beneficial interest, which 707,681 shares are excluded from the amounts shown for John D. Baker II; the remaining 353,840 shares in which John D. Baker II has pecuniary interest are included in the number of shares shown for John D. Baker II.

(3)	Includes 26,191 shares held by the Edward L. Baker
      Living Trust and 1,904 shares held directly by Edward L. Baker as to each of which Edward L. Baker has sole voting power and sole investment power; 83,639 shares held in trust for the benefit of children of John D. Baker II as to which Edward
      L. Baker has sole voting power and sole investment power but as to which he disclaims beneficial ownership; 432 shares held by a trust for which Edward L. Baker is a co-trustee with SunTrust Bank and to which he has potential income rights; and 400 shares directly owned by the spouse of Edward L. Baker as to which he disclaims beneficial ownership.

(4)	Includes 108,665 shares held in the John D. Baker II
      Living Trust and 93,639 shares held directly by John D. Baker II as to each of which John D. Baker II has sole voting power and sole investment power; and 700 shares directly owned by the spouse of John D. Baker II as to which he disclaims beneficial ownership.

(5)	Includes 100 shares owned by the spouse of Mr. Fichthorn
      as to which he disclaims any beneficial interest.

(6)	Includes 3,490 shares held by Francis X. Knott as
      custodian as to which Mr. Knott has sole voting and dispositive power but as to which he disclaims any beneficial interest.

(7)	Regency Square II, a Florida general partnership, owns
      40,300 shares of the Company. Martin E. Stein, Jr., as a partner, holds a 2.5248% interest in the partnership.
      Trust B under the will of Martin E. Stein, deceased, as a partner, holds a 46.21% interest in the Partnership.
      John D. Baker II in a co-trustee of the trust of Martin E. Stein, deceased, and as such has a one-third shared voting and dispositive power as to the trust. Martin E. Stein, Jr. has a beneficial interest in the trust, and, together with his two brothers, acting jointly as co-trustees, has a one-third shared voting and dispositive power as to the trust. The partnership's shares in the Company are excluded from the total shown for John D. Baker II, who disclaims any pecuniary or beneficial interest to such shares, but are included in the total shown for Mr. Stein, Jr.


                           INDEPENDENT AUDITORS

	The Audit Committee will select independent certified public accountants to examine the consolidated financial statements of the Company for fiscal 2002. Deloitte & Touche has served as the Company's independent certified public accountants for fiscal 2001. Deloitte &
Touche will be making a proposal to serve as the Company's independent certified public accountants for fiscal 2002. After the Audit Committee has considered Deloitte & Touche's proposal, the Audit Committee will submit its recommendation to the Board of Directors. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees:

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for fiscal
2001 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 were $84,420.

Financial Information Systems Design and Implementation Fees:

No fees were billed for professional services for financial information systems design and implementation.

All Other Fees:

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for fiscal 2001 other than for the services described in the preceding two paragraphs were $48,580.

                         SHAREHOLDER PROPOSALS

	Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting must be delivered in writing to the principal executive offices of the Company no later than August 29, 2002.
The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

	Except for shareholder proposals to be included in the Company's proxy materials, the deadline for nominations for director submitted by a shareholder is forty days before the next annual meeting and for other shareholder proposals is November 13, 2002.
Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

	The Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 13, 2002.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The NASDAQ Stock Market and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except for Mr. Van Landingham who failed to file a timely report upon becoming an executive officer of the Company.

                         COST OF SOLICITATION

	The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by directors, officers and other employees of the Company.

                            OTHER MATTERS

	The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

        DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

	The Company may deliver only one annual report or proxy statement to multiple shareholders sharing an address unless the shareholder(s) have instructed the Company otherwise. Upon a shareholder's written or oral request, the Company will deliver a separate copy of the annual report or proxy statement at a shared address to which a single copy was delivered. Please write the Treasurer at Post Office Box 45243, Jacksonville, Florida 32232 or call the Treasurer at (904) 396-5733 if you wish to receive a separate annual report or proxy statement in the future. You may also write or call the Treasurer at that address or telephone number to request delivery of a single copy of the annual report or proxy statement if you are receiving multiple copies of the annual report or proxy statement at a shared address and would like only one copy.

                  BY ORDER OF THE BOARD OF DIRECTORS


 December 28, 2001             		/s/ Ray M. Van Landingham
                                          --------------------------------
                                  		Assistant Secretary

                   PLEASE RETURN THE ENCLOSED FORM OF PROXY,
             DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE,
                         WHICH REQUIRES NO POSTAGE.




SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF PATRIOT TRANSPORTATION HOLDING, INC.'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES BY WRITING TO THE TREASURER AT POST OFFICE BOX 45243, JACKSONVILLE, FLORIDA 32232.

                   PATRIOT TRANSPORTATION HOLDING, INC.
                   PROXY SOLICITED BY BOARD OF DIRECTORS

    FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 6, 2002

     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Patriot Transportation Holding, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 6, 2002, at 2 o'clock in the afternoon, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

     1.  / /  FOR the nominees listed  /  /  WITHHOLD AUTHORITY
              below (except as marked        to vote for all nominees
              to the contrary below)         listed below

       Edward L. Baker, Thompson S. Baker II and Martin E. Stein, Jr.

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

-------------------------------------------------------------------

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

                 (Continued and to be signed on other side)
-------------------------------------------------------------------

	Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned' directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

	The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 28, 2000, and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.

                              Dated: ----------------------, 200--


                              -----------------------------------
					Signature


                              -----------------------------------
                              Signature, if held jointly

IMPORTANT:  Please date this proxy
and sign exactly as your name or
names appear(s) hereon.  If the
stock is held jointly, signatures
should include both names. Personal
representatives, trustees, guardians
and others signing in a
representative capacity should give
full title.  If you attend the
meeting you may, if you wish,
withdraw your proxy and vote in
person.


             PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 Proxy Statement dated December 28, 2001